THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

IN ADDITION, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OF THE PUBLIC OFFERING OF THE COMPANY’S SECURITIES PURSUANT TO REGISTRATION STATEMENT NO.: [         ] AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(G)(2).

LIZHAN ENVIRONMENTAL CORPORATION

REPRESENTATIVE’S WARRANT

[                  ] Ordinary Shares

[Month-Date], 2010

This REPRESENTATIVE’S WARRANT (this “Warrant”) of Lizhan Environmental Corporation, a corporation duly organized and validly existing under the laws of the Cayman Islands (the “Company”), is being issued pursuant to that certain Underwriting Agreement, dated as of [     ], 2010 (the “Underwriting Agreement”), by and between the Company and Maxim Group, LLC, as the representative of the underwriters named therein (the “Representative”) relating to a firm commitment public offering (the “Offering”) of [       ] ordinary shares, $0.32 par value per share, of the Company (the “Ordinary Shares”) underwritten by the Representative and the underwriters named in the Underwriting Agreement.

FOR VALUE RECEIVED, the Company hereby grants to [----] and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to [----] ([----]) Ordinary Shares [which is equal to an aggregate of five percent (5%) of the Ordinary Shares sold in the Offering] (such shares underlying this Warrant, the “Warrant Shares”), at a per share purchase price of $[-.--] [which is equal to 130% of the offering price of the Ordinary Shares sold in the Offering] (the “Exercise Price”), subject to the terms, conditions and adjustments set forth below in this Warrant.

1.           Date of Warrant Exercise.  This Warrant shall become exercisable on the Base Date (the “Exercise Date”).  As used in this Warrant, the term “Base Date” shall mean [----], 2010, which is the effective date of the Registration Statement (File No. [----]).  Except as otherwise provided for herein or as permitted by applicable rules of the Financial Industry Regulatory Authority, Inc., this Warrant and the securities issuable upon exercise hereof may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person until 180 days after the Base Date, except in accordance with FINRA Rule 5110(G)(2).

2.           Expiration of Warrant.  This Warrant shall expire on the five (5) year anniversary of the Base Date (the “Expiration Date”).

3.           Exercise of Warrant.  This Warrant shall be exercisable pursuant to the terms of this Section 3.

3.1           Manner of Exercise.

(a)           This Warrant may only be exercised by the Holder hereof on or after the Exercise Date and on or prior to the Expiration Date, in accordance with the terms and conditions hereof, in whole or in part (but not as to fractional shares) with respect to any portion of this Warrant, during the Company’s normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”), by surrender of this Warrant to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by a written exercise notice in the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the aggregate Exercise Price for the number of Warrant Shares purchased upon exercise of this Warrant.  Upon surrender of this Warrant, the Company shall cancel this Warrant document and shall, in the event of partial exercise, replace it with a new Warrant document in accordance with Section 3.3

(b)           Except as provided for in Section 3.1(c) below, each exercise of this Warrant must be accompanied by payment in full of the aggregate Exercise Price in cash by check or wire transfer in immediately available funds for the number of Warrant Shares being purchased by the Holder upon such exercise.

(c)           The aggregate Exercise Price for the number of Warrant Shares being purchased may also, in the sole discretion of the Holder, be paid in full or in part on a “cashless basis” at the election of the Holder:

(i)           in the form of Ordinary Shares owned by the Holder (based on the Fair Market Value (as defined below) of such Ordinary Shares on the date of exercise);

(ii)         in the form of Warrant Shares withheld by the Company from the Warrant Shares otherwise to be received upon exercise of this Warrant having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Warrant Shares being purchased by the Holder; or

(iii)         by a combination of the foregoing, provided that the combined value of all cash and the Fair Market Value of any shares surrendered to the Company is at least equal to the aggregate Exercise Price for the number of Warrant Shares being purchased by the Holder.

For purposes of this Warrant, the term “Fair Market Value” means with respect to a particular date, the average closing price of the Ordinary Shares for the five (5) trading days immediately preceding the applicable exercise herein as officially reported by the principal securities exchange or market on which the Ordinary Shares is then listed or admitted to trading, or, if the Ordinary Shares is not listed or admitted to trading on any securities exchange or other market as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

For purposes of illustration of a cashless exercise of this Warrant under Section 3.1(c)(ii) (or for a portion thereof for which cashless exercise treatment is requested as contemplated by Section 3.1(c)(iii) hereof), the calculation of such exercise shall be as follows:

X = Y (A-B)/A

where:

X =	the number of Warrant Shares to be issued to the Holder (rounded to the nearest whole share).

Y =	the number of Warrant Shares with respect to which this Warrant is being exercised.

A =	the Fair Market Value of the Ordinary Shares.

B =	the Exercise Price.

(d)           For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood, and acknowledged that the Ordinary Shares issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 3.1(c) above shall be deemed to have been acquired at the time this Warrant was issued.  Moreover, it is intended, understood, and acknowledged that the holding period for the Ordinary Shares issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 3.1(c) above shall be deemed to have commenced on the date this Warrant was issued.

3.2           When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Sections 3.1 and 12 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

3.3           Delivery of Ordinary Shares Certificates and New Warrant.  As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 9 and 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a)           a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon exercise; and

(b)           in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

4.           Certain Adjustments.  For so long as this Warrant is outstanding:

4.1           Mergers or Consolidations.  If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Ordinary Shares otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or cash or other property receivable upon such Reorganization or Merger by a holder of the number of Ordinary Shares which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property, cash or other assets thereafter deliverable upon exercise of this Warrant.  The provisions of this Section 4.1 shall similarly apply to successive Reorganizations and/or Mergers.

4.2           Splits and Subdivisions; Dividends.  In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding Ordinary Shares or pay a dividend in or make a distribution payable in additional Ordinary Shares or  any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Ordinary Shares) (“Ordinary Shares Equivalents”) without payment of any consideration by such holder for the additional Ordinary Shares or Ordinary Shares Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

4.3           Combination of Shares.  If the number of Ordinary Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Ordinary Shares, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

4.4           Adjustments for Other Distributions.  In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Ordinary Shares paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights not referred to in Sections 4.2, 4.3 or 4.4, then, in each such case for the purpose of this Section 4.5, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

5.           No Impairment.  The Company will not, by amendment of its articles of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment.

6.           Chief Financial Officer’s Report as to Adjustments.  With respect to each adjustment pursuant to Section 4 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property of the Company, as the case may be) and prepare a report setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment,  which report shall be mailed by first class mail, postage prepaid to the Holder.  The Company will also keep copies of all reports at its office maintained pursuant to Section 10.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Warrant designated by the Holder thereof.

7.           Reservation of Shares.  The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized Ordinary Shares, free from all taxes, liens and charges with respect to the issue thereof and not subject to preemptive rights or other similar rights of shareholders of the Company, such number of its Ordinary Shares as shall from time to time be sufficient to effect in full the exercise of this Warrant.  If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes, including without limitation, using its Reasonable Best Efforts to obtain the requisite shareholder approval necessary to increase the number of authorized Ordinary Shares.  When used herein, the term “Reasonable Best Efforts” means, with respect to the applicable obligation of the Company, reasonable best efforts for similarly situated, publicly-traded companies. The Company hereby represents and warrants that all Ordinary Shares issuable upon exercise of this Warrant shall be duly authorized and, when issued and paid for upon exercise, shall be validly issued, fully paid and nonassessable.

8.           Registration and Listing.

8.1           Definition of Registrable Securities; Majority.  As used herein, the term “Registrable Securities” means any Ordinary Shares (or other securities to the extent issuable following the adjustments set forth in Section 4 hereof) issuable upon the exercise of this Warrant, until the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force.  For purposes of this Warrant, the term “Majority”, in reference to the holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrant Shares (assuming the exercise of the entire Warrant) that: (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, Persons acting as nominees or in conjunction therewith and (ii) have not be resold to the public pursuant to a registration statement filed under the Securities Act.

8.2           Required Registration.

(a)           At any time on or after the Base Date and on or before the Expiration Date, but in no event on more than one (1) occasion at the Company’s expense and a separate one (1) occasion at the expense of the Majority of such Registrable Securities, upon the written request of the holders of the Registrable Securities representing a Majority of such Registrable Securities, the Company will use its Reasonable Best Efforts to effect the registration of the respective shares of the holders of Registrable Securities under the Securities Act to the extent requisite to permit the public disposition thereof as expeditiously as reasonably possible, but in no event later than 120 days from the date of such request.

(b)           Registration of Registrable Securities under this Section 8.2 shall be on such appropriate registration form: (i) as shall be selected by the Company, and (ii) as shall permit the public disposition of such Registrable Securities in accordance with this Section 8.2.  The Company agrees to include in any such registration statement all information which the requesting holders of Registrable Securities shall reasonably request, which is required to be contained therein.  The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 8.2.

(c)           A registration requested pursuant to this Section 8.2 shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the “SEC”)or other governmental agency or court of competent jurisdiction for any reason, other than by reason of some act or omission by a holder of Registrable Securities.

8.3      Incidental Registration Rights.

(a)           If the Company, at any time on or after the Base Date and on or before the Expiration Date, proposes to register any of its securities under the Securities Act (other than in connection with a registration on Form S-4 or S-8 or any successor forms) whether for its own account or for the account of any holder or holders of its shares other than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, “Other Shares”), the Company shall each such time give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so.  Upon the written request of any such holder of Registrable Securities made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), except as set forth in Section 8.3(b), the Company will use its Reasonable Best Efforts to effect the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason in its sole discretion either to not register, to delay or to withdraw registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon: (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities (including the Other Shares), and (iii) in the case of a determination to withdraw registration, shall be permitted to withdraw registration,  The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 8.3.

(b)           If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 8.3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its Reasonable Best Efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities, such Other Shares and shares held by the Company proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to such holder, the other holders of Registrable Securities, and holders of such Other Shares, reduce pro rata in accordance with the number of Ordinary Shares desired to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resulting aggregate number of such Registrable Securities and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter’s letter.

8.4           Registration Procedures.  Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its Reasonable Best Efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its Reasonable Best Efforts to cause such registration statement to become effective;

(b)           notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(d)           use its Reasonable Best Efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e)           notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

(f)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)           make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(h)           otherwise use its Reasonable Best Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

(i)            in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its Reasonable Best Efforts promptly to obtain the withdrawal of such order;

(j)            use its Reasonable Best Efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(k)           if the offering is underwritten, use its Reasonable Best Efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

8.5           Listing.  The Company shall secure the listing of the Ordinary Shares underlying this Warrant upon each national securities exchange or automated quotation system upon which Ordinary Shares are then listed or quoted (subject to official notice of issuance) and shall maintain such listing of Ordinary Shares.  The Company shall at all times comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the NASDAQ Global Market (or such other national securities exchange or market on which the Ordinary Shares may then be listed, as applicable).

8.6           Expenses.  The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 8.  For purposes of this Warrant, the term “Registration Expenses” means: (a) all registration, filing and FINRA (as defined below) fees, (b) all reasonable fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any, and (f) fees and disbursements of one counsel for the selling holders of Registrable Securities; provided however, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (and such expenses shall be borne by the Company): (i) salaries of Company personnel or general overhead expenses of the Company, (ii) auditing fees, (iii) premiums or other expenses relating to liability insurance required by underwriters of the Company, or (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place.  Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

8.7          Information Provided by Holders.  Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant.

8.8          FINRA Cobradesk Filings.  In the event that a registration statement covering the Registrable Securities is filed, within one (1) Business Day of the filing of such registration statement, the Company will prepare and file the selling stockholder resale offering described in such registration statement for review by the Financial Industry Regulatory Authority (“FINRA”) via the FINRA’s CobraDesk filing system (“CobraDesk Filing”) for the purpose of having the prospectus contained within such registration statement treated as a “base prospectus” in connection with such resale offering.  The Company will use its Reasonable Best Efforts to have the CobraDesk Filing approved by FINRA within thirty (30) days of such filing date.  The Company shall bear all expenses of the CobraDesk Filing, including fees and expenses of counsel or other advisors to the Holder.  In all circumstances, the Company shall pay for all FINRA filing fees associated with the CobraDesk Filing.

8.9          Effectiveness Period.  The Company shall use its Reasonable Best Efforts to keep each registration statement contemplated hereunder continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such Registration Statement have been sold or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144 under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected holders of Registrable Securities.

8.10        Net Cash Settlement.  Notwithstanding anything herein to the contrary, in no event will the Holder hereof be entitled to receive a net-cash settlement as liquidated damages in lieu of physical settlement in Ordinary Shares, regardless of whether the Ordinary Shares underlying this Warrant is registered pursuant to an effective registration statement; provided, however, that the foregoing will not preclude the Holder from seeking other remedies at law or equity for breaches by the Company of its registration obligations hereunder.

9.           Restrictions on Transfer.

9.1           Restrictive Legends.  This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 10 hereof, each certificate for Ordinary Shares issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Ordinary Shares shall be transferable only upon satisfaction of the conditions specified in this Section 9.  Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

9.2          Notice of Proposed Transfer.  Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder’s intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

 (i)          If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.  Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 9.1 hereof.

 (ii)         If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either: (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 9.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act.

9.3          Certain Other Transfer Restrictions.  Notwithstanding any other provision of this Section 9: (i) prior to the Exercise Date, this Warrant or the Restricted Securities thereunder may only be transferred or assigned to the persons permitted under FINRA Rule 5110(g), and (ii) no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to any Person employed by or owning equity in the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the original purchaser hereof and such transfer is permitted under applicable securities laws.

9.4          Termination of Restrictions.  Except as set forth in Section 9.3 hereof, the restrictions imposed by this Section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or Section 10 hereof.  Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1 hereof.

10.         Ownership, Transfer, Sale and Substitution of Warrant.

10.1        Ownership of Warrant.  The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary.  Subject to Sections 9 and 10 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

10.2        Office; Exchange of Warrant.

(a)           The Company will maintain its principal office at the location identified in the prospectus relating to the Offering or at such other offices as set forth in the Company’s most current filing (as of the date notice is to be given) under the Exchange Act or as the Company otherwise notifies the Holder.

(b)           The Company shall cause to be kept at its office maintained pursuant to Section 10.2(a) hereof a Warrant Register for the registration and transfer of the Warrant.  The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register.  The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)           Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance with Section 9 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of Ordinary Shares called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

10.3        Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

10.4        Opinions.
(i)           If in the opinion of counsel for the Holder reasonably satisfactory to the Company a proposed transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(iii)    In connection with the sale of the Warrant Shares by Holder, the Company agrees to cooperate with the Holder, and at the Company’s expense, have its counsel provide any legal opinions required to remove the restrictive legends from the Warrant Shares in connection with a sale, transfer or legend removal request of Holder.

11.         No Rights or Liabilities as Stockholder.  No Holder shall be entitled to vote or receive dividends or be deemed the holder of any Ordinary Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and Ordinary Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.  The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

12.         Notices.  Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, to the address and fax number indicated on the books and records of the Company or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 10.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof.  Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending fax machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

13.         Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Ordinary Shares underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for Ordinary Shares underlying this Warrant in a name other that of the Holder.  The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Ordinary Shares underlying this Warrant upon exercise hereof.

14.         Indemnification

14.1 Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Holder, and, as applicable, the officers, directors, counsel and each Persons who controls such Holder  (within the meaning of Section 15 of the Securities Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided that, in the event that the prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to the Holder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the prospectus shall not inure to the benefit of the Holder if the Person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such Holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus as so amended or supplemented.

14.2  Indemnification by the Holders.  The Holder agrees to indemnity, to the full extent permitted by law, the Company, its directors, officers and counsel and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact in the registration statement, prospectus or preliminary prospectus or amendment thereof or supplement thereto  or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement relates to any information with respect to such Holder, in its capacity as such, so furnished in writing by such Holder specifically for inclusion in any registration statement, prospectus or preliminary prospectus (including any omissions with respect thereto); provided, however, that the Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement, prospectus or preliminary prospectus or amendment thereof or supplement thereto, the Holder has furnished in writing to the Company information expressly for use in such registration statement, prospectus or preliminary prospectus or amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.  In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

14.3   Conduct of Indemnification Proceedings.  Any person or entity entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person or entity will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim.  Failure by the indemnified party to timely notify the indemnifying party shall not relieve the indemnifying party from the obligations of Section 14, except where such failure to notify materially prejudices indemnifying parties ability to such action, suit, proceeding, investigation or threat. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its written consent (but such consent will not be unreasonably withheld).  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.  For the purposes of this Section 14.3, the term “conflict of interest” shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

14.4  Contribution.  If the indemnification from the indemnifying party provided for in this Section 14.4 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 14.3, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

14.5         If indemnification is available under this Section 14, the indemnifying parties shall indemnity each indemnified party to the fullest extent provided for hereunder without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 14.

15       Miscellaneous.

15.1         In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

15.2         This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

15.3         The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

15.4         Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.5         Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

15.6         No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Ordinary Share or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Representative’s Warrant to be duly executed as of the date first above written.

LIZHAN ENVIRONMENTAL CORPORATION

By:
Name: Liu Jianfeng
Title: Chief Executive Officer

EXHIBIT A
FORM OF EXERCISE NOTICE
[To be executed only upon exercise of Warrant]

To LIZHAN ENVIRONMENTAL CORPORATION:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to ________________________ Warrant Shares, at an exercise price per share of $[                ], and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of, and delivered to:

______________________________________
______________________________________
______________________________________
______________________________________

The undersigned is hereby making payment for the Warrant Shares in the following manner: [check one]

☐           by cash in accordance with Section 3.1(b) of the Warrant

☐           via cashless exercise in accordance with Section 3.1(c) of the Warrant in the following manner:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated: _______________

________________________________________
Print or Type Name

________________________________________
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

________________________________________
(Street Address)

________________________________________
(City)                      (State)      (Zip Code)

EXHIBIT B
FORM OF ASSIGNMENT
[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________________ [include name and addresses] the rights represented by the Warrant to purchase __________ Ordinary Shares of LIZHAN ENVIRONMENTAL CORPORATION to which the Warrant relates, and appoints _____________________ Attorney to make such transfer on the books of LIZHAN ENVIRONMENTAL CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated:	________________________________________
(Signature must conform in all respects
to name of holder as specified on the
face of Warrant)

________________________________________
(Street Address)

________________________________________
(City) (State) (Zip Code)

Signed in the presence of:

________________________________________
(Signature of Transferee)

________________________________________
(Street Address)

________________________________________
(City) (State) (Zip Code)
Signed in the presence of: